CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Quarta-Rad, Inc.

We consent to the inclusion in the foregoing Registration Statement of Quarta-Rad, Inc. on Form S-1, of our report dated May 13, 2014, relating to our audit of the Balance Sheets as of December 31, 2013 and 2014 and the related statements of operations, stockholders’ equity for the years then ended.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ Anton & Chia, LLP

Newport Beach

February 11, 2015